Exhibit 10.2

FIFTH AMENDED AND RESTATED SERVICES ADDENDUM

This Fifth Amended and Restated Services Addendum is dated as of April 3, 2023 and is entered into pursuant to and incorporated by reference into the Third Amended and Restated Master Services Agreement dated as of January 1, 2021 by and among the parties thereto, including each of the undersigned (as amended, the “Master Services Agreement”). Discover Products Inc. (the “Servicing Party”) hereby agrees to provide to Discover Bank (the “Receiving Party”) the Services described below. The provision of Services hereunder shall be governed by the terms of the Master Services Agreement. All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Master Services Agreement.

This Fifth Amended and Restated Services Addendum supersedes and replaces the Fourth Amended and Restated Services Addendum dated as of November 1, 2019 between Servicing Party and Receiving Party.

Services to be Provided

In addition to services as agreed from time to time by the Parties, Servicing Party will perform the following Services for, or on behalf of, Receiving Party:

•

Consumer Banking and Marketing-related services in support of Receiving Party’s Card, Deposits, Student Loans, Personal Loans and Home Equity Loans lines of business, including (i) Brand & Acquisition, (ii) e-Business, (iii) Analysis and Pricing, (iv) Marketing Operations and (v) Business Risk

•	Credit Operations and Decision Management services in support of Receiving Party’s Card, Student Loans, Personal Loans and Home Equity Loans lines of business

•	Includes analytics and underwriting for the Card, Student Loans, Personal Loans and Home Equity Loans lines of business

•	Customer Services and Operations for Receiving Party’s Card, Deposits, Student Loans, Personal Loans and Home Equity Loans lines of business

•	Includes Call Center Support and Acquisition Services

•	Customer Services and Call Center Support Services shall be provided in accordance with service levels established by Servicing Party

•	Finance and Corporate services as described on Schedule 1

•	Legal services as described on Schedule 2

•	Corporate Compliance services as described on Schedule 3

•	Human resource-related expenses including talent acquisition and background investigations

•	Payroll and similar functions for certain Bank Executive Management

Authorization

Receiving Party hereby authorizes Servicing Party to execute any and all affidavits, certifications, verifications and/or other agreements and documentation necessary for Servicing Party to perform the services to be provided by Servicing Party hereunder, including, without limitation, Collections services.

Shared Employees

Will Receiving Party utilize Shared Employees of the Servicing Party?

No

Fees, Expenses and Payment for Services to be Provided

Fees for Services to be provided under this Addendum shall be determined for each support function providing services to the Receiving Party largely consistent with an internal management reporting process for allocating costs. The method for determining cost allocation will be made in consultation with the cost center manager for the respective support function and will utilize a combination of one or more of the following cost allocation methods:

•	Usage: meaning costs will be based on actual or planned costs;

•	Business specific: meaning that no allocation methods are necessary as the related cost center captures costs of one business exclusively;

•	Time spent: meaning a direct reflection of the support provided to each business;

•	Headcount FTE: meaning costs will be allocated to each business based on the percentage of each business’s FTE to sum of total FTE; and

•	Percentage of operating expenses: meaning certain costs are allocated to businesses based on the overall percentage of costs being absorbed by each business

Mark-up

Servicing Party will charge Receiving Party at the cost of Servicing Party’s expenses plus 2%.

The Parties intend for the cost allocation, in all cases, to be on terms and under circumstances, including credit standards (if applicable), that are substantially the same or at least as favorable to the Bank or Bank subsidiary as those prevailing at the time for comparable transactions with or involving unaffiliated third parties. The Parties shall not impose any allocation on the Bank or Bank subsidiary that is inconsistent with that intent and, if it is determined by the Bank or Bank subsidiary in good faith or any regulatory body with supervisory authority over the Bank that an allocation hereunder is inconsistent with that intent, the Parties shall promptly modify the terms accordingly and shall adjust any prior allocations that violate that intent.

The parties agree that the fees payable to the Servicing Party hereunder shall not exceed the fees the Servicing Party would have received for similar services provided to an unaffiliated third party.

DISCOVER PRODUCT INC.		DISCOVER BANK

By:	/s/ Phil Castrogiovanni	By:	/s/ Patricia S. Hall
Name:	Phil Castrogiovanni	Name:	Patricia Hall
Title:	Vice President, Assistant Secretary	Title:	VP, CFO and Assistant Treasurer

SCHEDULE 1

Description of Services to be provided by the Finance and Corporate Services Department

[Omitted per Item 601(a)(5) of Regulation S-K]

SCHEDULE 2

Description of Services to be provided by the Legal Organization

[Omitted per Item 601(a)(5) of Regulation S-K]

SCHEDULE 3

Description of Services to be provided by Corporate Compliance

[Omitted per Item 601(a)(5) of Regulation S-K]